Exhibit 5.1
[McDonald Carano Wilson LLP Letterhead]

August 7, 2013

Board of Directors
Boyd Gaming Corporation
3883 Howard Hughes Parkway
Ninth Floor
Las Vegas, NV 89169

    Re:     Boyd Gaming Corporation
         Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel for Boyd Gaming Corporation, a Nevada Corporation (the “Company”), in connection with the issuance and sale by the Company of 18,975,000 shares (the “Securities”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of an Underwriting Agreement, dated as of August 1, 2013, among the Company and the several underwriters named in Schedule A thereto (the “Underwriters”). This opinion is furnished to you in connection with the shelf registration statement on Form S-3 (File No. 333-180908) (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), relating to the issuance and sale of the Securities.

In connection with this opinion, we have examined: (i) the Registration Statement; (ii) the prospectus, dated July 3, 2012 (the “Base Prospectus”), which forms a part of the Registration Statement; (iii) the preliminary prospectus supplement, dated July 31, 2013, relating to the Securities (together with the Base Prospectus, the “Preliminary Prospectus”); and (iv) the prospectus supplement, dated August 1, 2013 (together with the Base Prospectus, the “Prospectus”), relating to the Securities.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation); (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”); and (iii) certain resolutions of the Board of Directors of the Company relating

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to the issuance, sale and registration of the Securities. We have also examined originals or copies of the Underwriting Agreement and such records, documents, certificates of public officials and of the Company, made such inquiries of officials of the Company, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photo static or facsimile copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Securities are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited in all respects to the General Corporation Law of Nevada, and we do not express any opinion as to the laws of any other jurisdiction. Insofar as the opinion expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect the opinion expressed herein. The opinion expressed herein is limited to the foregoing laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the fact stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ McDONALD CARANO WILSON LLP

McDONALD CARANO WILSON LLP

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